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                                                       Exhibit 99.(h)(1)(A)(ii)

[ING FUNDS LOGO]

February 25, 2004


Mr. David Jacobson
Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380


Dear Mr. Jacobson:

     Pursuant to the Shareholder Services Agreement dated February 26, 2002, as amended, between ING Investors Trust (formerly, The GCG Trust) (the "Trust") and Directed Services, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Administrator to render such services to ING Evergreen Health Sciences Portfolio and ING Evergreen Omega Portfolio, each a new series of the Trust (the "New Funds"), effective May 3, 2004, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Funds to AMENDED SCHEDULE A of the Agreement.

     The AMENDED SCHEDULE A has also been updated (1) to reflect a name change for each Series of the Trust, and (2) to remove Global Balanced Series as this fund was recently dissolved.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the New Funds, by signing below.

                                                 Very sincerely,

                                                  /s/ Robert S. Naka

                                                 Robert S. Naka
                                                 Senior Vice President
                                                 ING Investors Trust


ACCEPTED AND AGREED TO:
Directed Services, Inc.


By:    /s/ David L. Jacobson
Name:  David L. Jacobson
Title: SVP, Duly Authorized
       --------------------

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000         ING Investors Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2744

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                               AMENDED SCHEDULE A

                               SCHEDULE OF SERIES

                               WITH RESPECT TO THE

                         SHAREHOLDER SERVICES AGREEMENT

                                     BETWEEN

                               ING INVESTORS TRUST
                            (FORMERLY, THE GCG TRUST)

                                       AND

                             DIRECTED SERVICES, INC.

SERIES                                                                    CLASS
------                                                                    -----
Fund For Life Series                                                      S,  A
ING AIM Mid Cap Growth Portfolio                                          S,  A
ING Alliance Mid Cap Growth Portfolio                                     S,  A
ING Capital Guardian Large Cap Value Portfolio                            S,  A
ING Capital Guardian Managed Global Portfolio                             S,  A
ING Capital Guardian Small Cap Portfolio                                  S,  A
ING Developing World Portfolio                                            S,  A
ING Eagle Asset Capital Appreciation Portfolio                            S,  A
ING Evergreen Health Sciences Portfolio                                   S,  A
ING Evergreen Omega Portfolio                                             S,  A
ING FMR(SM) Diversified Mid Cap Portfolio                                 S,  A
ING Goldman Sachs Internet Tollkeeper(SM) Portfolio                       S,  A
ING Hard Assets Portfolio                                                 S,  A
ING International Portfolio                                               S,  A
ING Janus Special Equity Portfolio                                        S,  A
ING Jennison Equity Opportunities Portfolio                               S,  A
ING JPMorgan Small Cap Equity Portfolio                                   S,  A
ING Julius Baer Foreign Portfolio                                         S,  A
ING Legg Mason Value Portfolio                                            S   A
ING Limited Maturity Bond Portfolio                                       S,  A
ING Liquid Assets Portfolio                                               S,  A
ING Marsico Growth Portfolio                                              S,  A
ING Mercury Focus Value Portfolio                                         S,  A
ING Mercury Fundamental Growth Portfolio                                  S,  A
ING MFS Mid Cap Growth Portfolio                                          S,  A
ING MFS Research Portfolio                                                S,  A
ING MFS Total Return Portfolio                                            S,  A
ING PIMCO Core Bond Portfolio                                             S,  A
ING PIMCO High Yield Portfolio                                            S,  A

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
SERIES                                                                    CLASS
------                                                                    -----
ING Salomon Brothers All Cap Portfolio                                    S,  A
ING Salomon Brothers Investors Portfolio                                  S,  A
ING Stock Index Portfolio                                                 S,  A
ING T. Rowe Price Capital Appreciation Portfolio                          S,  A
ING T. Rowe Price Equity Income Portfolio                                 S,  A
ING UBS U.S. Balanced Portfolio                                           S,  A
ING Van Kampen Equity Growth Portfolio                                    S,  A
ING Van Kampen Global Franchise Portfolio                                 S,  A
ING Van Kampen Growth and Income Portfolio                                S,  A
ING Van Kampen Real Estate Portfolio                                      S,  A